AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  THIS  AMENDMENT  NO.  1 TO  AMENDED  AND  RESTATED  EMPLOYMENT
AGREEMENT (this "Agreement"), made as of December 18, 1997 is by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Company"), INSIGNIA COMMERCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602, ("ICG"), INSIGNIA\Edward S. Gordon Co., Inc., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 ("Insignia\ESG") and STEPHEN B. SIEGEL, an individual residing at 130 East 67th Street, NY, NY 10021 (the "Executive").

                                   Background

         The Company and certain of its affiliates and the Executive entered into an Amended and Restated Employment Agreement dated as of January 1, 1997 (the "Original Agreement"). The Company and such affiliates and the Executive now desire to amend the Original Agreement.

                             Statement of Agreement

         In consideration of the foregoing, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

     Section 2. Amendment of Section 1 of the Original Agreement. Section 1 of the Original Agreement is hereby amended by deleting "December 31, 1999" and inserting in its place "December 31, 2002".

     Section 3. The following new Sections 20, 21 and 22 are hereby added to the Original Agreement:

                  Section 20. Loan. The Company shall make an unsecured loan to the Executive in the principal amount of $1,000,000 (the "Loan"), which Loan shall be upon the terms and conditions set forth in, and shall be evidenced by, the Note attached as Exhibit A hereto and hereby made a part hereof (the "Note"), which Loan shall be made to the Executive upon the demand of the Executive and the Executive's execution of this Agreement and the Note and delivery of this Agreement and the Note to the Company.

                  Section 21. Term Life Insurance. The Company shall purchase term life insurance, providing a death benefit of $5,000,000, upon the life of the Executive, the beneficiaries of which shall be designated by the Executive and which term life insurance shall be upon terms and conditions, and in form and substance, available at the time, and otherwise reasonably satisfactory to the Executive and which term life insurance shall be maintained by the Company during the Employment Period at the Company's sole cost and expense; provided however the Company shall only be required to purchase such life insurance to the extent that it is commercially reasonably available.

                  Section 22. Key Man Life Insurance. The Company shall provide "Key man" life insurance, providing a death benefit of $15,000,00 upon the death of the Executive, for which the Company is the beneficiary (the "Key Man Insurance Policy"). In connection therewith, the Executive hereby authorizes the Company, at its sole cost and expense, to purchase and maintain upon the life of the Executive such insurance policy, and agrees to submit to such medical examinations, and to provide and/or consent to the release of such medical information, as may be necessary or desirable in order to secure the issuance thereof.

     Section 4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble of this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section). Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed at the time of receipt thereof.

     Section 5. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     Section 6. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

     Section 7. Thirty Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     Section 8. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions hereof.

     Section 11. Affirmation. The parties hereto agree that the Original Agreement and all of the terms, covenants and agreements contained therein, as amended hereby, is in full force and effect on and as of the date hereof.

     Section 12. Acknowledgment. The Executive acknowledges and agrees that the valuable benefits created by this Agreement in favor of the Executive shall constitute additional good and valuable consideration, above and beyond the good and valuable consideration already provided under the Original Agreement notwithstanding this Agreement, for the agreements, covenants, duties and other obligations of the Executive under this Agreement and the Original Agreements. The Executive further acknowledges and agrees that the total consideration provided under the Agreement, as amended hereby, for his agreements, covenants, duties and other obligations under the Original Agreement is fair and adequate.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                           INSIGNIA FINANCIAL GROUP, INC.



                                            By:  /s/Andrew L. Farkas
                                                 Name:    Andrew L. Farkas
                                                 Title:   Chairman & COO

                                           INSIGNIA/EDWARD S. GORDON CO., INC.



                                            By:  /s/John K. Lines
                                                 Name:    John K. Lines
                                                 Title:   Secretary

                                           INSIGNIA COMMERCIAL GROUP, INC.



                                            By:  /s/Stephen B. siegel
                                                 Name:     Stephen B. Siegel
                                                 Title:    President




                                                 /s/Stephen B. Siegel
                                            STEPHEN B. SIEGEL